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                                                                     EXHIBIT 5.1

                               Guzik & Associates
                       1800 Century Park East, Fifth Floor
                              Los Angeles CA 90067
                                 (310) 788-8600

January 10, 2002

U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We have acted as counsel to Private Media Group, Inc., a Nevada corporation (the "Company"), in connection with the preparation and filing by the Company of its Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended, pertaining to the offer and sale of 5,800,000 shares of the Company's Common Stock (the "Company Shares") to be offered and sold by the Company (the "Company Shares") and up to 1,600,000 shares of the Company's Common Stock to be offered and sold by the Selling Shareholders named therein ( the "Selling Shareholder Shares").

In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Company's Certificate of Incorporation and Bylaws, and such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based on the foregoing and subject to the qualifications stated herein, we are of the opinion that the Company Shares and the Selling Shareholder Shares have been duly authorized, the Selling Shareholder Shares are validly issued, fully paid and non-assessable, and the Company Shares, when issued and delivered pursuant to and in accordance with the terms and conditions of the Registration Statement and the Underwriting Agreement described therein, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our Firm under the caption "Legal Matters" in the Prospectus contained therein.

                                                  Very truly yours,
                                                  /s/ Guzik & Associates


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